Exhibit 10.9

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                           RAGIN' RIBS FRANCHISE CORP.
                           TERRITORY LICENSE AGREEMENT

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December 6, 2003                                                 Jonathon Massie
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EFFECTIVE DATE                                                DEVELOPER

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                                TABLE OF CONTENTS

                                                                            Page
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1.    INTRODUCTION............................................................1

   1.1   THE RAGIN' RIBS(SM) SYSTEM...........................................1
   1.2   ACKNOWLEDGMENTS......................................................1
   1.3   REPRESENTATIONS......................................................2
   1.4   NO WARRANTIES........................................................3
   1.5   BUSINESS ORGANIZATION................................................3

2.    TERM AND SUCCESSION.....................................................4

   2.1   TERM OF AGREEMENT....................................................4
   2.2   RIGHTS WE RESERVE....................................................4

3.    DEVELOPMENT RIGHTS AND OBLIGATIONS......................................5

   3.1   DEVELOPMENT RIGHTS...................................................5
   3.2   DEVELOPMENT OBLIGATIONS..............................................5
   3.3   EFFECTIVE OF FAILURE.................................................6

4.    TERRITORY LICENSE FEE...................................................6


5.    GRANT OF FRANCHISES.....................................................6


6.    MARKS...................................................................7

   6.1   OWNERSHIP AND GOODWILL OF MARKS......................................7
   6.2   LIMITATIONS ON YOUR USE OF MARKS.....................................7
   6.3   NOTIFICATION OF INFRINGEMENTS AND CLAIMS.............................7
   6.4   DISCONTINUANCE OF USE OF MARKS.......................................7

7.    CONFIDENTIAL INFORMATION................................................8

   7.1   TYPES OF CONFIDENTIAL INFORMATION....................................8
   7.2   DISCLOSURE AND LIMITATIONS ON USE....................................9
   7.3   CONFIDENTIALITY OBLIGATIONS..........................................9
   7.4   EXCEPTIONS TO CONFIDENTIALITY........................................9

8.    EXCLUSIVE RELATIONSHIP.................................................10


9.    TRANSFER...............................................................10

   9.1   BY US...............................................................10
   9.2   BY YOU..............................................................10
   9.3   CONDITIONS FOR APPROVAL OF TRANSFER.................................11
   9.4   TRANSFER TO A BUSINESS ENTITY.......................................12
   9.5   TRANSFER UPON DEATH OR DISABILITY...................................13
   9.6   OPERATION UPON DEATH OR DISABILITY..................................13
   9.7   EFFECT OF CONSENT TO TRANSFER.......................................13

10.   TERMINATION OF AGREEMENT...............................................13

   10.1     ON NOTICE........................................................13
   10.2     AFTER NOTICE.....................................................14

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11.   RIGHTS AND OBLIGATIONS UPON TERMINATION................................14

   11.1     PAYMENT OF AMOUNTS OWED TO US....................................14
   11.2     MARKS............................................................15
   11.3     CONFIDENTIAL INFORMATION.........................................15
   11.4     COMPETITIVE RESTRICTIONS.........................................15

12.   RELATIONSHIP OF THE PARTIES/INDEMNIFICATION............................16

   12.1     INDEPENDENT CONTRACTORS..........................................16
   12.2     NO LIABILITY FOR ACTS OF OTHER PARTY.............................16
   12.3     INDEMNIFICATION..................................................16

13.   ENFORCEMENT............................................................17

   13.1     SEVERABILITY; SUBSTITUTION OF VALID PROVISIONS...................17
   13.2     WAIVERS..........................................................17
   13.3     LIMITATION OF LIABILITY..........................................17
   13.4     APPROVAL AND CONSENTS............................................17
   13.5     WAIVER OF PUNITIVE DAMAGES.......................................18
   13.6     LIMITATIONS OF CLAIMS............................................18
   13.7     GOVERNING LAW....................................................18
   13.8     JURISDICTION.....................................................18
   13.9     WAIVER OF JURY TRIAL.............................................19
   13.10    CUMULATIVE REMEDIES..............................................19
   13.11    COSTS AND ATTORNEYS FEES.........................................19
   13.12    BINDING EFFECT...................................................19
   13.13    ENTIRE AGREEMENT.................................................19
   13.14    NO LIABILITY TO OTHERS; NO OTHER BENEFICIARIES...................19
   13.15    CONSTRUCTION.....................................................19
   13.16    CERTAIN DEFINITIONS..............................................19
   13.17    TIMING IS OF THE ESSENCE.........................................20

14.   NOTICES AND PAYMENTS...................................................20


EXHIBITS
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EXHIBIT A - GLOSSARY

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                           RAGIN' RIBS FRANCHISE CORP.
                           TERRITORY LICENSE AGREEMENT
                           ---------------------------

         THIS TERRITORY LICENSE AGREEMENT (the "AGREEMENT") is effective as of December 6, 2003 (the "EFFECTIVE DATE"). The parties to this Agreement are RAGIN' RIBS FRANCHISE CORP., a Florida corporation, with its principal business address at 501 S. Dakota Avenue, Suite 1, Tampa, Florida 33606 (referred to in this Agreement as "WE," "US" or "OUR"), and Jonathon Massie, whose principal business address is 9431 Larkbunting Drive, Tampa Florida 33647 (referred to in this Agreement as "YOU," "YOUR" or "DEVELOPER").

1. INTRODUCTION. Various terms are defined in context throughout this agreement, and a glossary is attached as Exhibit "A" for convenience.

         1.1 THE RAGIN' RIBS(SM) SYSTEM. We and our affiliates have expended considerable time and effort in a system providing a unique restaurant service concept called "home meal replacement" (a "RAGIN' RIBS(SM) RESTAURANT" or "RESTAURANT"). RAGIN' RIBS(SM) Restaurants operate under the service marks and trade name "RAGIN' RIBS(SM)" RAGIN RIBS(SM) and Design, and under distinctive business formats, methods, procedures, designs, layouts, signs, equipment, menus, recipes, trade dress, standards and specifications, all of which we may improve, further develop or otherwise modify from time to time (the "SYSTEM"). We commission, use, promote and license in the operation of a RAGIN' RIBS(SM) Restaurant certain trademarks, service marks and other commercial symbols, including the trade and service marks "RAGIN' RIBS" and other associated logos, copyrighted works, designs, trade dress, trademarks, service marks, commercial symbols, and e-names, which will gain or have gained and continue to gain public acceptance and goodwill, and may create, commission, use and license additional trademarks, service marks, e-names, copyrighted works and commercial symbols in conjunction with the operation of RAGIN' RIBS(SM) Restaurants (collectively, the "MARKS"). We grant to persons who meet our qualifications and are willing to undertake the investment and effort, the right to acquire franchises to own and operate RAGIN' RIBS(SM) Restaurants within a specific geographic area (a "DEVELOPMENT AREA"). You have applied for the right to develop, own and operate RAGIN' RIBS(SM) Restaurants in a specific Development Area.

         1.2      ACKNOWLEDGMENTS. You acknowledge and agree that:

                  (a) you have read this Agreement and our Franchise Offering Circular;

                  (b) you understand and accept the terms, conditions and covenants contained in this Agreement as being reasonably necessary to maintain our high standards of quality and service and the uniformity of those standards at each RAGIN' RIBS(SM) Restaurant and to protect and preserve the goodwill of the Marks;

                  (c) you have conducted an independent investigation of the business venture contemplated by this Agreement and recognize that,

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         like any other business, the nature of the business conducted by a
         RAGIN' RIBS(SM) Restaurant developer may evolve and change over time;

                  (d) an investment in a RAGIN' RIBS(SM) development business involves business risks;

                  (e) your business abilities and efforts are vital to the success of the venture and the success or failure of your business is predominately based on your skills in operating and managing it;

                  (f) any information you acquire from other RAGIN' RIBS(SM) Restaurant franchisees or developers relating to their sales, profits or cash flows does not constitute information obtained from us, nor do we make any representation as to the accuracy of any such information;

                  (g) in all of their dealings with you, our officers, directors, employees and agents act only in a representative, and not in an individual, capacity. All business dealings between you and such persons as a result of this Agreement are solely between you and us;

                  (h) we have advised you to have this Agreement reviewed and explained to you by an attorney.

         1.3 REPRESENTATIONS. As an inducement to our entry into this Agreement, you represent and warrant to us that:

                  (a) all statements you have made and all materials you have submitted to us in connection with your purchase of these development rights and the unit franchises are accurate and complete and that you have made no misrepresentations or material omissions in obtaining these rights or the franchises;

                  (b) you will at all times faithfully, honestly and diligently perform your obligations, continuously exert your best efforts to promote and enhance the business and not engage in any other business or activity that conflicts with your obligations to operate the business in compliance with this Agreement.

                  (c) you will comply with and/or assist us to the fullest extent possible in our efforts to comply with Executive Order 13224 issued by the President of the United States, the USA PATRIOT Act, and all other present and future federal, state and local laws, ordinances, regulations, policies, lists and any other requirements of any governmental authority addressing or in any way relating to terrorist acts and acts of war (the "ANTI-TERRORISM LAWS"); and

                  (d) neither you nor any of your owners, employees, or agents, property or interests are subject to being "blocked" under any of the Anti-Terrorism Laws and that neither you nor they are otherwise in violation of any of the Anti-Terrorism Laws.

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                  (e) Our approval of your request to purchase these development rights is made in reliance on all of your representations and warranties. Any violation of these representations or warranties, or any Anti-Terrorism Laws by you or your owners, or your or your owners' agents or employees, or any "blocking" of your or their assets under the Anti-Terrorism Laws, will constitute grounds for immediate termination of this Agreement and any other agreements you have entered into with us or any of our affiliates.

         1.4 NO WARRANTIES. We expressly disclaim the making of, and you acknowledge that you have not received or relied upon, any warranty or guaranty, express or implied, as to the revenues, sales, profits or success of the business venture contemplated by this Agreement or the extent to which we will continue to develop and expand the network of RAGIN' RIBS(SM) Restaurant. You acknowledge and understand the following:

                  (a) any statement regarding the potential or probable revenues, sales or profits of the business venture, or of any services, benefits or commitments we are to make available to you, are made solely in the Franchise Offering Circular delivered to you prior to signing this Agreement;

                  (b) any statement regarding the potential or probable revenues, sales or profits of the business venture or statistical information regarding any existing RAGIN' RIBS(SM) Restaurant owned by us or our affiliates or that is not contained in our Franchise Offering Circular is unauthorized, unwarranted and unreliable and should be reported to us immediately; and

                  (c) you have not received or relied on any representations about us or our franchising program or policies made by us, or our officers, directors, employees or agents, that are contrary to the statements made in our Franchise Offering Circular or to the terms of this Agreement. If there are any exceptions to any of the foregoing, you must: (i) immediately notify our chief executive officer; and (ii) note such exceptions by attaching a statement of exceptions to this Agreement prior to signing it.

         1.5 BUSINESS ORGANIZATION. If you are at any time a business organization ("BUSINESS ENTITY") (like a corporation, limited liability company or partnership) you agree and represent that:

                  (a) you have the authority to execute, deliver and perform your obligations under this Agreement and are duly organized or formed and validly existing in good standing under the laws of the state of your incorporation or formation;

                  (b) your organizational or governing documents will recite that the issuance and transfer of any ownership interests in you are restricted by the terms of this Agreement, and all certificates and other documents representing ownership interests in you will bear a legend referring to the restrictions of this Agreement;

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                  (c) the Principal Owners Statement will completely and
         accurately describe all of your owners and their interests in you. A copy of our current form of Principal Owners Statement is attached to the Uniform Franchise Offering Circular;

                  (d) you and your owners agree to revise the Principal Owners Statement as may be necessary to reflect any ownership changes and to furnish such other information about your organization or formation as we may request (no ownership changes may be made without our approval);

                  (e) each of your owners during the Term will sign and deliver to us our standard form of Principal Owner's Guaranty undertaking to be bound jointly and severally by all provisions of this Agreement and any other agreements between you and us. A copy of our current form of Principal Owners Guaranty is attached to the Uniform Franchise Offering Circular; and

                  (f) at our request, you will furnish true and correct copies of all documents and contracts governing the rights, obligations and powers of your owners and agents (like articles of incorporation or organization and partnership, operating or shareholder agreements).

2.       TERM AND SUCCESSION

         2.1 TERM OF AGREEMENT. This Agreement commences on the Effective Date and remains in force unless this Agreement is terminated in accordance with the termination provisions of this Agreement. Upon expiration or termination of this Agreement, you will NOT have any further rights to develop or acquire franchises to operate RAGIN' RIBS(SM) Restaurants; but you may continue to own and operate all RAGIN' RIBS(SM) Restaurants subject to franchise agreements (the "FRANCHISE AGREEMENT(S)") with us in accordance with their terms.

         2.2 RIGHTS WE RESERVE. We (and our affiliates) retain the right in our sole discretion to:

                  (a) to solicit prospective Franchisees and grant other persons Franchises, or other rights to operate RAGIN' RIBS(SM) Restaurants: through national or regional advertising, trade shows or conventions, or using or through the Internet, Intranet or other forms of e-commerce or through similar means;

                  (b) to own and operate RAGIN' RIBS(SM) Restaurants ourselves or through affiliates anywhere, except your Development Area;

                  (c) sell, solicit, recruit and provide services for RAGIN' RIBS(SM) Restaurants or any franchised business not defined as a RAGIN' RIBS(SM) Restaurant in this Agreement;

                  (d) to sell, and provide the services authorized for sale by, RAGIN' RIBS(SM) Restaurants under the Marks or other trade names,


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         trademarks, service marks and commercial symbols through similar or dissimilar channels (like telephone, mail order, kiosk, co-branded sites and sites located within other retail businesses, stadiums, Intranet, Internet, web sites, wireless, email or other forms of e-commerce) for distribution within and outside of your Trade Area and pursuant to such terms and conditions as we consider appropriate;

                  (e) to solicit prospective franchisees for, and own and operate, businesses and restaurants of any other kind or nature, anywhere.

3.       DEVELOPMENT RIGHTS AND OBLIGATIONS.

         3.1 DEVELOPMENT RIGHTS. If your are in full compliance with all of the provisions of this Agreement and all of the Franchise Agreements, then during the term of this Agreement, we will grant to you franchises to own and operate RAGIN' RIBS(SM) Restaurants to be located within the following Development Area: North Hillsborough County as described in map attached hereto as Exhibit B.

         3.2 DEVELOPMENT OBLIGATIONS. During the term of this Agreement, you will at all times faithfully, honestly and diligent perform your obligations and continuously exert your best efforts to promote and enhance the development of RAGIN' RIBS(SM) Restaurants within the Development Area. You agree to:

                  (a) Obtain locations and premises for RAGIN' RIBS(SM) Restaurants approved by us; and

                  (b) Open a total of Five (5) RAGIN' RIBS(SM) Restaurants within the time periods (the "DEVELOPMENT PERIODS") mandated by the following schedule (the "DEVELOPMENT SCHEDULE"):

-------------------------------------------------------------------------------------------------------------
                                                                                         CUMULATIVE NUMBER OF
                                                              DATES RESTAURANTS MUST     RESTAURANTS OPEN AND
                  DEVELOPMENT YEAR     RESTAURANT OPENINGS         BE OPENED BY              IN OPERATION
-------------------------------------------------------------------------------------------------------------
                         1                      2                December 31, 2004                2
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                         2                      2                December 31, 2005                4
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                         3                      1                December 31, 2006                5
-------------------------------------------------------------------------------------------------------------
                         4                      0                December 31, 2007                5
-------------------------------------------------------------------------------------------------------------
                         5                      0                December 31, 2008                5
-------------------------------------------------------------------------------------------------------------

         Development Year 1 ends on December 31, 2004. After that, each Development Year begins on January 1 and ends on December 31 of each


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         succeeding year (2005, 2006, 2007, and 2008). Provided, however, that the first Restaurant must be open within the first 6 months from the Effective Date.

                  (c) That we will not be required to grant you a franchise for a Restaurant unless each preceding Restaurant(s): unless otherwise specified, (a) has been open and in operation at least 6 months; (b) is profitable based on the accounting system we specify; and (c) is operated in full compliance with their respective franchise agreements.

         3.3      EFFECTIVE OF FAILURE. Strict compliance with the Development
Schedule is of the essence. If you do not timely meet the Development Schedule, you will be in default. Any such default constitutes a material breach of this Agreement and we may:

                  (a) Terminate this Agreement;

                  (b) Have the right to operate or grant franchises to operate RAGIN' RIBS(SM) Restaurants within the Development Area;

                  (c) Grant you an extension under the Development Schedule for such time period and for a nonrefundable extension fee equal to the balance of the Franchise Fees for the number of RAGIN' RIBS(SM) Restaurants remaining to be opened under the Development Schedule; or

                  (d) Reduce the Development Area and the Development Schedule to a size and magnitude that we estimate you are capable of operating otherwise in accordance with this Agreement.

4. TERRITORY LICENSE FEE. You agree to pay us a Territory License Fee (a "LICENSE FEE") of $100,000.00, which is $20,000 times the number of Restaurants to be developed. The LICENSE FEE constitutes payment only for the exclusive rights we grant you under this Agreement. The License Fee must be paid as follows: (i) on the Effective Date the sum of $70,000.00; and (ii) $30,000.00 upon the execution of the first franchise agreement for restaurant number 1. In the event the Territory License is in default as defined in paragraph 3.3, the remaining balance owing for the Territory License Fee becomes immediately due and payable. The License Fee is fully earned by us and non-refundable.

5. GRANT OF FRANCHISES. You must enter into our then-current form of franchise agreement for each Restaurant, pay the related franchise fee, and your guarantors must personally guaranty your obligations under them pursuant to our then-current forms of Principal Owners Guaranty. However, such franchise agreements will be modified by this Agreement to provide that we will not be required to train you or your owners. However, if your Restaurant will be managed by someone other than you or your owners, we will be obligated to provide initial training to one manager.

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         Upon execution of this Territory License Agreement, you will execute the first franchise agreement for your first restaurant accompanied with the payment for the restaurant franchise fee that is in effect at the time of signing of this Agreement.

6.       MARKS.

         6.1 OWNERSHIP AND GOODWILL OF MARKS. Your right to use the Marks is derived solely from this Agreement and limited to your operation of your business pursuant to and in compliance with this Agreement and all System Standards we prescribe from time to time during the Term. Your unauthorized use of the Marks will be a breach of this Agreement and an infringement of our rights in and to the Marks. You acknowledge and agree that your usage of the Marks and any goodwill established by such use will be exclusively for our benefit and that this Agreement does not confer any goodwill or other interests in the Marks upon you (other than the right to operate your business in compliance with this Agreement). All provisions of this Agreement applicable to the Marks apply to any additional proprietary trade and service marks and commercial symbols we authorize you to use.

         6.2 LIMITATIONS ON YOUR USE OF MARKS. You agree to use the Marks we designate and in the manner we designate as the sole identification of your business, except that you agree to identify yourself as the independent owner in the manner we prescribe. You may not use modifying words, terms, designs or symbols (other than logos we license to you), or in any modified form, nor may you use any Mark in connection with the performance or sale of any unauthorized services or products or in any other manner we have not expressly authorized in writing. No Mark may be used in any advertising concerning the transfer, sale or other disposition of your business or an ownership interest in you. You agree to display the Marks prominently in the manner we prescribe, on supplies or materials we designate and in connection with forms and advertising and marketing materials. You agree to give such notices of trade and service mark registrations as we specify and to obtain any fictitious or assumed name registrations required under applicable law.

         6.3 NOTIFICATION OF INFRINGEMENTS AND CLAIMS. You agree to notify us immediately of any apparent infringement or challenge to your use of any Mark, or of any claim by any person of any rights in or to any Mark, and you agree not to communicate with any person other than us, our attorneys and your attorneys in connection with any such infringement, challenge or claim. We have sole discretion to take such action as we deem appropriate and the right to control exclusively any litigation, U.S. Patent and Trademark Office or U.S. Copyright Office proceeding or any other administrative proceeding arising out of any such infringement, challenge or claim or otherwise relating to any Mark. You agree to sign any and all instruments and documents, render such assistance and do such acts and things as, in the opinion of our attorneys, may be necessary or advisable to protect and maintain our interests in any litigation or Patent and Trademark Office, U.S. Copyright Office or other proceeding or otherwise to protect and maintain our interests in the Marks.

         6.4 DISCONTINUANCE OF USE OF MARKS. If it becomes advisable at any time in our sole discretion for us and/or you to modify or discontinue the use of any Mark and/or use one or more additional or substitute trade or service


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marks, including the complete replacement of any Mark and usage of other marks
(due to merger, acquisition or otherwise), you agree to comply with our directions within a reasonable time after receiving notice. We will not reimburse you for any loss of revenue attributable to any modified or discontinued Mark or for any expenditures you make to change Marks or to promote a modified or substitute trademark or service mark.

7.       CONFIDENTIAL INFORMATION.

         7.1 TYPES OF CONFIDENTIAL INFORMATION. We possess (and will continue to develop and acquire) certain confidential information (the "CONFIDENTIAL INFORMATION") relating to the development and operation of RAGIN' RIBS(SM) Restaurants, which includes (without limitation):

                  (a) the System and the know-how related to its use;

                  (b) plans, specifications, size and physical characteristics of RAGIN' RIBS(SM) Restaurants;

                  (c) site selection criteria and site development methods;

                  (d) methods in obtaining licensing and meeting regulatory requirements;

                  (e) sources and design of equipment, furniture, forms, materials and supplies;

                  (f) marketing, advertising and promotional programs for RAGIN' RIBS(SM) Restaurants;

                  (g) staffing and delivery methods and techniques for personal services;

                  (h) the selection, testing and training of personnel for RAGIN' RIBS(SM) Restaurants;

                  (i) the recruitment, qualification and investigation methods to secure employment for employment candidates;

                  (j) any computer software we make available or recommend for RAGIN' RIBS(SM) Restaurants;

                  (k) methods, techniques, formats, specifications, procedures, information and systems related to and knowledge of and experience in the development, operation and franchising of RAGIN' RIBS(SM) Restaurants;

                  (l) knowledge of specifications for and suppliers of certain products, materials, supplies, furniture, furnishings and equipment;

                  (m) recipes, formulas, preparation methods and serving techniques;

                  (n) knowledge of operating results and financial performance of RAGIN' RIBS(SM) Restaurants other than those operated by you (or your affiliates); and

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                  (o) e-commerce related data (e.g., customer data, click-stream data, cookies, user data, hits and the like).

         7.2 DISCLOSURE AND LIMITATIONS ON USE. We will disclose much of the Confidential Information to you by furnishing the Manuals to you and by providing training, guidance and assistance to you. In addition, in the course of the operation of your business, you or your personnel may develop ideas, concepts, methods, techniques or improvements ("IMPROVEMENTS") relating to your business, which you agree to disclose to us. We will be deemed to own the Improvements and may use them and authorize you and others to use them in the operation of RAGIN' RIBS(SM) Restaurants. Improvements will then also constitute Confidential Information.

         7.3 CONFIDENTIALITY OBLIGATIONS. You agree that your relationship with us does not vest in you any interest in the Confidential Information other than the right to use it in the development and operation of your business, and that the use or duplication of the Confidential Information in any other business would constitute an unfair method of competition. You acknowledge and agree that the Confidential Information is proprietary, includes trade secrets belonging to us and is disclosed to you or authorized for your use solely on the condition that you agree, and you therefore do agree, that you:

                  (a) will not use the Confidential Information in any other business or capacity;

                  (b) will maintain the absolute confidentiality of the Confidential Information during and after the Term;

                  (c) will not make unauthorized copies of any portion of the Confidential Information disclosed via electronic medium, in written form or in other tangible form, including, for example, the Manuals; and

                  (d) will adopt and implement all reasonable procedures we may prescribe from time to time to prevent unauthorized use or disclosure of the Confidential Information, including, restrictions on disclosure to your employees and the use of nondisclosure and noncompetition agreements we may prescribe for employees or others who have access to the Confidential Information.

         7.4 EXCEPTIONS TO CONFIDENTIALITY. The restrictions on your disclosure and use of the Confidential Information will not apply to the following:

                  (a) disclosure or use of information, processes, or techniques which are generally known and used in the business (as long as the availability is not because of a disclosure by you), provided that you have first given us written notice of your intended disclosure and/or use; and

                  (b) disclosure of the Confidential Information in judicial or administrative proceedings when and only to the extent you are legally compelled to disclose it, provided that you have first given us the opportunity to obtain an appropriate protective order or other assurance satisfactory to us that the information required to be disclosed will be treated confidentially.

         8. EXCLUSIVE RELATIONSHIP. You acknowledge and agree that we would be unable to protect Confidential Information against unauthorized use or disclosure or to encourage a free exchange of ideas and information among RAGIN' RIBS(SM) Restaurants if Developers and franchised owners of RAGIN' RIBS(SM) Restaurants were permitted to hold interests in or perform services for a Competitive Business (defined below). You also acknowledge that we have granted these development rights to you in consideration of and reliance upon your agreement to deal exclusively with us. You agree that, during the Term, neither you nor any of your owners (nor any of your or your owners' spouses or children) will:

(a) have any direct or indirect interest as a disclosed or beneficial owner in a Competitive Business;

(b) have any direct or indirect controlling interest as a disclosed or beneficial owner in a Competitive Business, wherever located;

(c) have any direct or indirect interest as a disclosed or beneficial owner in a Competitive Business operating within 10 miles of any RAGIN' RIBS(SM) Restaurant other than any of your Restaurants;

(d) perform services as a director, officer, manager, employee, consultant, representative, agent or otherwise for a Competitive Business, wherever located; or

(e) recruit or hire any person who is our employee or the employee of any RAGIN' RIBS(SM) Restaurant without obtaining the prior written permission of that person's employer.

The term "COMPETITIVE BUSINESS" as used in this Agreement means any business or facility owning, operating or managing, or granting franchises or licenses to others to do so, any Restaurant or food service facility (other than a RAGIN' RIBS(SM) Restaurant operated under a franchise agreement with us) that features ribs as more than 25% of the menu.

9.       TRANSFER.

         9.1 BY US. This Agreement is fully transferable by us and will inure to the benefit of any transferee or other legal successor to our interests.

         9.2 BY YOU. You understand and acknowledge that the rights and duties created by this Agreement are personal to you (or, if you are a Business Entity, to your owners) and that we have granted the Franchise to you in reliance upon our perceptions of your (or your owners') individual or collective character, skill, aptitude, attitude, business ability and financial capacity. Accordingly, neither this Agreement (nor any interest in it) nor any ownership or other interest in you or the Restaurant may be transferred without our prior written approval. Any transfer without such approval constitutes a breach of this Agreement and is void and of no effect. As used in this Agreement, the term "TRANSFER" includes your (or your owners') voluntary, involuntary, direct or indirect assignment, sale, gift or other disposition of any interest in: (a) this Agreement; (b) you; or (c) the business. An assignment, sale, gift or other disposition includes the following events:

                  (a) transfer of ownership of 10% or more of any capital stock or a partnership interest or any other interest that affects control over the Business Entity;

                  (b) merger or consolidation or issuance of additional securities or interests representing an ownership interest in you;

                  (c) any issuance or sale of your stock or any security convertible to your stock;

                  (d) transfer of an interest in you, this Agreement or the Restaurant in a divorce, insolvency or corporate or partnership dissolution proceeding or otherwise by operation of law;

                  (e) transfer of an interest in you, this Agreement or the business, in the event of your death or the death of one of your owners, by will, declaration of or transfer in trust or under the laws of intestate succession; or

                  (f) pledge of this Agreement (to someone other than us) or of an ownership interest in you as security.

         9.3 CONDITIONS FOR APPROVAL OF TRANSFER. If you (and your owners) are in full compliance with this Agreement, then subject to the other provisions of this Section , we will approve a transfer that meets all the applicable requirements of this Section. The proposed transferee and its direct and indirect owners must be individuals of good character and otherwise meet our then applicable standards for RAGIN' RIBS(SM) Restaurant franchisees and Developers. A transfer of ownership, possession or control of the business may be made only in conjunction with a transfer of this Agreement. If the transfer is of this Agreement or a controlling interest in you, or is one of a series of transfers which in the aggregate constitute the transfer of this Agreement or a controlling interest in you, all of the following conditions must be met prior to or concurrently with the effective date of the transfer:

                  (a) the transferee has sufficient business experience, aptitude and financial resources to operate the business;

                  (b) you have paid all amounts owed to us or to third-party creditors and have submitted all required reports and statements;

                  (c) the transferee (or its owners) have agreed to complete our standard training program, at their expense;

                  (d) the transferee has agreed to be bound by all of the terms and conditions of this Agreement;

                  (e) the transferee has entered into our then-current form of Area Development Agreement for a Term ending on the expiration date of this Agreement and requiring no License Fee;

                  (f) you or the transferee pay us a transfer fee equal to $15,000 to defray expenses we incur in connection with the transfer;

                  (g) you (and your transferring owners) have signed a general release, in form satisfactory to us, of any and all claims against us and our shareholders, officers, directors, employees and agents;

                  (h) we have approved the material terms and conditions of such transfer and determined that the price and terms of payment will not adversely affect the transferee's operation of its business;

                  (i) if you or your owners finance any part of the sale price of the transferred interest, you and/or your owners have agreed that all of the transferee's obligations pursuant to any promissory notes, agreements or security interests that you or your owners have reserved in the business are subordinate to the transferee's obligation to pay amounts due to us and otherwise to comply with this Agreement;

                  (j) you and your transferring owners (and your and your owners' spouses and children) have signed a non-competition covenant in favor of us and the transferee agreeing to be bound, commencing on the effective date of the transfer, by the restrictions contained in this Agreement; and

                  (k) you and your transferring owners have agreed that you and they will not directly or indirectly at any time or in any manner (except with respect to other RAGIN' RIBS(SM) Restaurants you own and operate) identify yourself or themselves or any business as a current or former RAGIN' RIBS(SM) Restaurant owner or Developer, or as one of our licensees or franchisees, use any Mark, any colorable imitation of a Mark, or other indicia of a RAGIN' RIBS(SM) Restaurant in any manner or for any purpose or utilize for any purpose any trade name, trade or service mark or other commercial symbol that suggests or indicates a connection or association with us.

         9.4 TRANSFER TO A BUSINESS ENTITY. If you are in full compliance with this Agreement, you may transfer this Agreement to a Business Entity that conducts no business other than the Restaurant and, if applicable, other RAGIN' RIBS(SM) Restaurant so long as you own, control and have the right to vote 51% or more of its issued and outstanding ownership interests (like stock or partnership interests) and you guarantee its performance under this Agreement. All other owners are subject to our approval. The organizational or governing documents of the Business Entity must recite that the issuance and transfer of any ownership interests in the Business Entity are restricted by the terms of this Agreement, are subject to our approval, and all certificates or other documents representing ownership interests in the Business Entity must bear a legend referring to the restrictions of this Agreement. As a condition of our approval of the issuance or transfer of ownership interests to any person other than you, we may require (in addition to the other requirements we have the right to impose) that the proposed owner sign an agreement, in a form provided or approved by us, agreeing to be bound jointly and severally by, to comply with, and to guarantee the performance of, all of the your obligations under this Agreement.

         9.5 TRANSFER UPON DEATH OR DISABILITY. Upon your death or disability or, if you are a Business Entity, the death or disability of the owner of a controlling interest in you, we may require you (or such owner's executor, administrator, conservator, guardian or other personal representative) to transfer your interest in this Agreement (or such owner's interest in you) to a third party. Such disposition (including, without limitation, transfer by bequest or inheritance) must be completed within the time we designate, not less than 1 month but not more than 6 months from the date of death or disability. Such disposition will be subject to all of the terms and conditions applicable to transfers contained in this Section. A failure to transfer your interest in this Agreement or the ownership interest in you within this period of time constitutes a breach of this Agreement. For purposes of this Agreement, the term "DISABILITY" means a mental or physical disability, impairment or condition that is reasonably expected to prevent or actually does prevent you or an owner of a controlling interest in you from managing and operating the Restaurant.

         9.6 OPERATION UPON DEATH OR DISABILITY. If, upon your death or disability or the death or disability of the owner of a controlling interest in you, the business is not being managed by a trained manager, 15 days from the date of death or disability, appoint a manager to operate the business.

         9.7 EFFECT OF CONSENT TO TRANSFER. Our consent to a transfer of this Agreement and the business or any interest in you does not constitute a representation as to the fairness of the terms of any contract between you and the transferee, a guarantee of the prospects of success of the business or transferee or a waiver of any claims we may have against you (or your owners) or of our right to demand the transferee's exact compliance with any of the terms or conditions of this Agreement.

10.      TERMINATION OF AGREEMENT.

         10.1 ON NOTICE. We have the right to terminate this Agreement, effective upon delivery of written notice of termination to you, if:

                  (a) you (or any of your owners) have made any material misrepresentation or omission in connection with your purchase of these development rights;

                  (b) you fail to meet the Development Schedule;

                  (c) you surrender or transfer control of this Agreement or the business without our prior written consent;

                  (d) you (or any of your owners) are or have been convicted by a trial court of, or plead or have pleaded no contest, or guilty, to, a felony or other serious crime or offense;

                  (e) you (or any of your owners) engage in any dishonest or unethical conduct which may adversely affect the reputation of the Restaurant or another RAGIN' RIBS(SM) Restaurants or the goodwill associated with the Marks;

                  (f) you (or any of your owners) make an unauthorized assignment of this Agreement or of an ownership interest in you, the Restaurant or the Art;

                  (g) in the event of your death or disability or the death or disability of the owner of a controlling interest in you, this Agreement or such owner's interest in you is not assigned as required under this Agreement;

                  (h) you (or any of your owners) make any unauthorized use or disclosure of any Confidential Information;

                  (i) you (or any of your owners) fail to comply with any other provision of this Agreement or any other agreements with us our any of our; or

                  (j) you make an assignment for the benefit of creditors or admit in writing your insolvency or inability to pay your debts generally as they become due; you consent to the appointment of a receiver, trustee or liquidator of all or the substantial part of your property; unless any order appointing a receiver, trustee or liquidator of you is not vacated within 30 days following the entry of such order.

         10.2 AFTER NOTICE. We may also terminate this Agreement after we notify you of our intention to do so because of the occurrence of any of the following events and your failure to cure it within 30 days of our notice:

                  (a) if you are a Business Entity, failure to maintain active status in your state of organization;

                  (b) you violate any provision of this Agreement or any other agreement with us our any of our affiliates;

                  (c) continued violation of any law, ordinance, rule or regulation of a governmental agency; or

                  (d) failure to obtain any approvals or consents required by this Agreement.

11.      RIGHTS AND OBLIGATIONS UPON TERMINATION.

         11.1 PAYMENT OF AMOUNTS OWED TO US. You agree to pay us within 15 days after the effective date of termination or expiration of this Agreement, or on such later date that the amounts due to us which are then unpaid.

         11.2     MARKS. Upon the termination or expiration of this Agreement:

                  (a) you may not directly or indirectly at any time or in any manner (except with respect to other RAGIN' RIBS(SM) Restaurants you own and operate) identify yourself or any business as a current or former RAGIN' RIBS(SM) Restaurant, or as one of our developers, licensees or franchisees, use any Mark, any colorable imitation of a Mark or other indicia of a RAGIN' RIBS(SM) Restaurant in any manner or for any purpose or utilize for any purpose any trade name, trade or service mark or other commercial symbol that indicates or suggests a connection or association with us;

                  (b) you agree to take such action as may be required to cancel all fictitious or assumed name or equivalent registrations relating to your use of any Mark under this Agreement; and

                  (c) you agree to furnish us, within 30 days after, as applicable, the effective date of expiration of this Agreement or the Notification Date, with evidence satisfactory to us of your compliance with the foregoing obligations.

         11.3 CONFIDENTIAL INFORMATION. You agree that, upon termination or expiration of this Agreement, you will immediately cease to use any of our Confidential Information in any business or otherwise and return to us all copies of the Manual and any other confidential materials that we have loaned to you.

         11.4 COMPETITIVE RESTRICTIONS. Upon our termination of this Agreement in accordance with its terms and conditions, or expiration of this Agreement (if we offer, but you elect not to acquire, a successor Area Development Agreement), you and your owners agree that, for a period of 2 years commencing on the effective date of termination or expiration or the date on which a person restricted by this Section begins to comply with this Section, whichever is later, neither you nor any of your owners will have any direct or indirect interest (e.g., through a spouse or child) as a disclosed or beneficial owner, investor, partner, director, officer, employee, consultant, representative or agent or in any other capacity in any Competitive Business operating:

                  (a) within 5 miles of any RAGIN' RIBS(SM) Restaurant operated by you under a Franchise Agreement with us; or

                  (b) within 5 miles of any other RAGIN' RIBS(SM) Restaurant in operation or under construction date of the termination or expiration.

If any person restricted by this Section refuses voluntarily to comply with the foregoing obligations, the 2-year period will commence with the entry of an order of an arbitrator, or court if necessary, enforcing this provision. You and your owners expressly acknowledge that you possess skills and abilities of a general nature and have other opportunities for exploiting such skills. Consequently, enforcement of the covenants made in this Section will not deprive you of your personal goodwill or ability to earn a living.

12.      RELATIONSHIP OF THE PARTIES/INDEMNIFICATION.

         12.1 INDEPENDENT CONTRACTORS. You and we understand and agree that this Agreement does not create a fiduciary relationship between you and us, that we and you are and will be independent contractors and that nothing in this Agreement is intended to make either you or us a general or special agent, joint venturer, partner or employee of the other for any purpose. You agree to conspicuously identify yourself in all dealings with customers, suppliers, public officials, Restaurant personnel and others as the owner of the business under an Area Development Agreement we have granted and to place such notices of independent ownership on such forms, business cards, stationery and advertising and other materials as we may require from time to time.

         12.2 NO LIABILITY FOR ACTS OF OTHER PARTY. You agree not to employ any of the Marks in signing any contract or applying for any license or permit, or in a manner that may result in our liability for any of your indebtedness or obligations, and that you will not use the Marks in any way we have not expressly authorized. Neither we nor you will make any express or implied agreements, warranties, guarantees or representations or incur any debt in the name or on behalf of the other, represent that our respective relationship is other than franchisor and developer or be obligated by or have any liability under any agreements or representations made by the other that are not expressly authorized in writing. We will not be obligated for any damages to any person or property directly or indirectly arising out of the operation of the business you conduct pursuant to this Agreement.

         12.3 INDEMNIFICATION. You agree to indemnify, defend and hold harmless us, our affiliates and our respective shareholders, directors, officers, employees, agents, successors and assignees (the "INDEMNIFIED PARTIES") against and to reimburse any one or more of the Indemnified Parties for all claims, obligations and damages described in this Section, any and all taxes described in this Agreement and any and all claims and liabilities directly or indirectly arising out of the operation of your business (even if our negligence is alleged) or your breach of this Agreement. For purposes of this indemnification, "CLAIMS" includes all obligations, damages (actual, consequential or otherwise) and costs reasonably incurred in the defense of any claim against any of the Indemnified Parties, including, without limitation, reasonable accountants', arbitrators', attorneys' and expert witness fees, costs of investigation and proof of facts, court costs, other expenses of litigation, arbitration or alternative dispute resolution and travel and living expenses. We have the right to defend any such claim against us. This indemnity will continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement. Under no circumstances will we or any other Indemnified Party be required to seek recovery from any insurer or other third party, or otherwise to mitigate our, their or your losses and expenses, in order to maintain and recover fully a claim against you. You agree that a failure to pursue such recovery or mitigate a loss will in no way reduce or alter the amounts we or another Indemnified Party may recover from you.

13.      ENFORCEMENT.

         13.1 SEVERABILITY; SUBSTITUTION OF VALID PROVISIONS. Except as otherwise stated in this Agreement, each term of this Agreement, and any portion of any term, are severable. The remainder of this Agreement will continue in full force and effect. To the extent that any provision restricting your competitive activities is deemed unenforceable, you and we agree that such provisions will be enforced to the fullest extent permissible under governing law. This Agreement will be deemed automatically modified to comply with such governing law if any applicable law requires: (a) a greater prior notice of the termination of or refusal to renew this Agreement; or (b) the taking of some other action not described in this Agreement; or (c) if any RAGIN' RIBS(SM) System Standard is invalid or unenforceable. We may modify such invalid or unenforceable provision to the extent required to be valid and enforceable. In such event, you will be bound by the modified provisions.

         13.2 WAIVERS. We will not be deemed to have waived our right to demand exact compliance with any of the Terms, even if at any time: (a) we do not exercise a right or power available to us under this Agreement; or (b) we do not insist on your strict compliance with the terms of this Agreement; or (c) if there develops a custom or practice which is at variance with the terms of this Agreement; or (d) if we accept payments which are otherwise due to us under this Agreement. Similarly, our waiver of any particular breach or series of breaches under this Agreement or of any similar term in any other agreement between you and us or between us and any other franchise owner, will not effect our rights with respect to any later breach by you or anyone else.

         13.3 LIMITATION OF LIABILITY. Neither of the parties will be liable for loss or damage or deemed to be in breach of this Agreement if failure to perform obligations results from:

                  (a) compliance with any law, ruling, order, regulation, requirement or instruction of any federal, state or municipal government or any department or agency thereof;

                  (b) acts of God, war, terror or similar like;

                  (c) acts or omissions of a similar event or cause.

However, such delays or events do not excuse payments of amounts owed at any time.

         13.4 APPROVAL AND CONSENTS. Whenever this Agreement requires our advance approval, agreement or consent, you agree to make a timely written request for it. Our approval or consent will not be valid unless it is in writing. Except where expressly stated otherwise in this Agreement, we have the absolute right to refuse any request by you or to withhold our approval of any action or omission by you. If we provide to you any waiver, approval, consent, or suggestion, or if we neglect or delay our response or deny any request for any of those, we will not be deemed to have made any warranties or guarantees which you may rely on, and will not assume any liability or obligation to you.

         13.5 WAIVER OF PUNITIVE DAMAGES. EXCEPT FOR YOUR OBLIGATIONS TO INDEMNIFY US AND CLAIMS FOR UNAUTHORIZED USE OF THE MARKS OR CONFIDENTIAL INFORMATION, YOU AND WE EACH WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY RIGHT TO, OR CLAIM FOR, ANY PUNITIVE OR EXEMPLARY DAMAGES AGAINST THE OTHER. YOU AND

WE ALSO AGREE THAT, IN THE EVENT OF A DISPUTE BETWEEN YOU AND US, THE PARTY MAKING A CLAIM WILL BE LIMITED TO EQUITABLE RELIEF AND RECOVERY OF ANY ACTUAL DAMAGES IT SUSTAINS.

         13.6 LIMITATIONS OF CLAIMS. ANY AND ALL CLAIMS ARISING OUT OF THIS AGREEMENT OR THE RELATIONSHIP AMONG YOU AND US MUST BE MADE BY WRITTEN NOTICE TO THE OTHER PARTY WITHIN 1 YEAR FROM THE OCCURRENCE OF THE FACTS GIVING RISE TO SUCH CLAIM (REGARDLESS OF WHEN IT BECOMES KNOWN); EXCEPT FOR CLAIMS ARISING
FROM: (A) UNDER-REPORTING OF GROSS SALES; (B) UNDER-PAYMENT OF AMOUNTS OWED TO US OR OUR AFFILIATES; (C) CLAIMS FOR INDEMNIFICATION; AND/OR (D) UNAUTHORIZED USE OF THE MARKS. HOWEVER, THIS PROVISION DOES NOT LIMIT THE RIGHT TO TERMINATE THIS AGREEMENT IN ANY WAY.

         13.7 GOVERNING LAW. EXCEPT TO THE EXTENT THIS AGREEMENT OR ANY PARTICULAR DISPUTE IS GOVERNED BY THE U.S. TRADEMARK ACT OF 1946 (LANHAM ACT, 15 U.S.C. SS.1051 AND THE SECTIONS FOLLOWING IT) OR OTHER FEDERAL LAW, THIS AGREEMENT AND THE FRANCHISE ARE GOVERNED BY THE LAW OF THE STATE IN WHICH OUR PRINCIPAL BUSINESS OFFICE IS LOCATED, EXCLUDING ANY LAW REGULATING THE SALE OF FRANCHISES OR GOVERNING THE RELATIONSHIP BETWEEN A FRANCHISOR AND DEVELOPER, UNLESS THE JURISDICTIONAL REQUIREMENTS OF SUCH LAWS ARE MET INDEPENDENTLY WITHOUT REFERENCE TO THIS SECTION. References to any law or regulation also refer to any successor laws or regulations and any implementing regulations for any statute, as in effect at the relevant time. References to a governmental agency also refer to any successor regulatory body that succeeds to the function of such agency.

         13.8 JURISDICTION. YOU AND WE CONSENT AND IRREVOCABLY SUBMIT TO THE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN HILLSBOROUGH COUNTY, FLORIDA, AND WAIVE ANY OBJECTION TO THE JURISDICTION AND VENUE OF SUCH COURTS. THE EXCLUSIVE CHOICE OF JURISDICTION DOES NOT PRECLUDE THE BRINGING OF ANY ACTION BY THE PARTIES OR THE ENFORCEMENT BY THE PARTIES IN ANY JUDGMENT OBTAINED IN ANY SUCH JURISDICTION, IN ANY OTHER APPROPRIATE JURISDICTION OR THE RIGHT OF THE PARTIES TO CONFIRM OR ENFORCE ANY ARBITRATION AWARD IN ANY APPROPRIATE JURISDICTION.

         13.9 WAIVER OF JURY TRIAL. YOU AND WE EACH IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER AT LAW OR IN EQUITY, BROUGHT BY EITHER YOU OR US.

         13.10 CUMULATIVE REMEDIES. The rights and remedies provided in this Agreement are cumulative and neither you nor we will be prohibited from exercising any other right or remedy provided under this Agreement or permitted by law or equity.

         13.11 COSTS AND ATTORNEYS FEES. If a claim for amounts owed by you to us or any of our affiliates is asserted in any legal or arbitration proceeding or if either you or we are required to enforce this Agreement in a judicial or arbitration proceeding, the party prevailing in such proceeding will be entitled to reimbursement of its costs and expenses, including reasonable accounting and attorneys fees. Attorneys fees will include, without limitation, reasonable legal fees charged by attorneys, paralegal fees, and costs and disbursements, whether incurred prior to, or in preparation for, or contemplation of, the filing of written demand or claim, action, hearing, or proceeding to enforce the obligations of the parties under this Agreement.

         13.12 BINDING EFFECT. This Agreement is binding on and will inure to the benefit of our successors and assigns. Except as otherwise provided in this Agreement, this Agreement will also be binding on your successors and assigns, and your heirs, executors and administrators.

         13.13 ENTIRE AGREEMENT. This Agreement, including the introduction, addenda and exhibits to it, constitutes the entire agreement between you and us. There are no other oral or written understandings or agreements between you and us concerning the subject matter of this Agreement. Except as expressly provided otherwise in this Agreement, this Agreement may be modified only by written agreement signed by both you and us.

         13.14 NO LIABILITY TO OTHERS; NO OTHER BENEFICIARIES. We will not, because of this Agreement or by virtue of any approvals, advice or services provided to you, be liable to any person or legal entity who is not a party to this Agreement. Except as specifically described in this Agreement, no other party has any rights because of this Agreement.

         13.15 CONSTRUCTION. The headings of the sections are for convenience only. If two or more persons are at any time Developers hereunder, whether or not as partners or joint venturers, their obligations and liabilities to us are joint and several. This Agreement may be signed in multiple copies, each of which will be an original. "A OR B" means "A" or "B" or both.

         13.16 CERTAIN DEFINITIONS. The term "FAMILY MEMBER" refers to parents, spouses, offspring and siblings, and the parents and siblings of spouses. The term "AFFILIATE" means any Business Entity directly or indirectly owned or controlled by a person, under common control with a person or controlled by a person. The terms "DEVELOPER, FRANCHISEE, FRANCHISE OWNER, YOU AND YOUR" are applicable to one or more persons, a Business Entity, as the case may be. The singular use of any pronoun also includes the plural and the masculine and neuter usages includE the other and the feminine. The term "PERSON" includes individuals or Business Entities. The term "SECTION" refers to a section or subsection of this Agreement. The word "CONTROL" means the power to direct or cause the direction of management and policies. The word "OWNER" means any person holding a direct or indirect, legal or beneficial ownership interest or voting rights in another person (or a transferee of this Agreement or an interest in you), including any person who has a direct or indirect interest in you or this Agreement and any person who has any other legal or equitable interest, or the power to vest in himself any legal or equitable interest, in the revenue, profits, rights or assets.

         13.17 TIMING IS OF THE ESSENCE. It will be a material breach of this Agreement to fail to perform any obligation within the time required or permitted by this Agreement. In computing time periods from one date to a later date, the words "FROM" and "COMMENCING ON" (and the like) mean "FROM AND INCLUDING"; and the words "TO," "UNTIL" and "ENDING ON" (and the like) mean "TO BUT EXCLUDING." Indications of time of day mean Tampa, Florida time.

14.      NOTICES AND PAYMENTS.

         All notices and reports permitted or required under this Agreement or by the Manuals must be in writing and will be deemed delivered:

                  (a) at the time delivered by hand;

                  (b) 1 business day after transmission by facsimile, telecopy, e-mail, or other electronic system;

                  (c) 2 business days after being placed in the hands of a commercial airborne courier service for next business day delivery; or

                  (d) 3 business days after placement in the United States mail by registered or certified mail, return receipt requested, postage prepaid.

         Delivery by facsimile, e-mailed and electronic means constitutes a writing. All such notices must be addressed to the parties as follows:

                  If to Us:         RAGIN' RIBS FRANCHISE CORP.
                                    501 S. Dakota Avenue, Suite 1
                                    Tampa, Florida  33606
                                    Attention:  Paul R Smith

                  If to You:        Jonathon Massie
                                    9431 Larkbunting Drive
                                    Tampa, Florida 33647

         Either you or we may change the address for delivery of all notices and reports and any such notice will be effective within 10 business days of any change in address. Any required payment or report not actually received by us during regular business hours on the date due (or postmarked by postal authorities at least 2 days prior to such date, or in which the receipt from the commercial courier service is not dated prior to 2 days prior to such date) will be deemed delinquent.

15.      BUY-BACK PROVISION

Ragin' Ribs International, Inc. ("RRII"), the holding company for Ragin' Ribs Franchise Corp., will have an option to acquire the Developer at a value of four
(4) times EBITDA (earnings before interest taxes depreciation and amortization) as defined under GAAP rules. The option may be exercised by mutual consent anytime after Thirty- Six (36) months following the Effective Date. The purchase price for RRCI will be in the form of common stock of RRI priced at the Thirty Day (30) average closing price immediately preceding the closing of the acquisition of the Developer.


         Intending to be bound, you and we sign and deliver this Agreement in 2 counterparts on the Effective Date.

"US":                                      "YOU":

RAGIN' RIBS FRANCHISE CORP.
                                           -------------------------------------
                                           [Business Entity Name]


By: /s/ Paul Smith                         By: /s/ Jonathon Massie
   ----------------------------------------   ----------------------------------
Name: Paul Smith                           Name: Jonathon Massie
     --------------------------------------     --------------------------------
Title: President                           Title:
      -------------------------------------      -------------------------------
Date: 12/6/03                              Date: 12/6/03
     --------------------------------------     --------------------------------

                                   EXHIBIT "A"
                                     TO THE
                           RAGIN' RIBS FRANCHISE CORP.
                               FRANCHISE AGREEMENT
                             DATED DECEMBER 6, 2003
                                      WITH

                                 JONATHON MASSIE
--------------------------------------------------------------------------------
                               (NAME OF DEVELOPER)


                                    GLOSSARY
                                    --------

This Glossary is intended as a general guideline to assist you in reading the Franchise Agreement. You must review the Franchise Agreement to get an exact definition of a term.


         TERM                                DEFINITION
         ----                                ----------

AFFILIATE                  Any Business Entity directly or indirectly owned or
Section 13.16              controlled by a person, under  common
                           control with a person controlled by a person.

AGREEMENT                  The Area Development Agreement between RAGIN' RIBS
Introductory               FRANCHISE CORP.  and you.
Paragraph

ANTI-TERRORISM LAWS        Executive Order 13224 issued by the President of the
Section 1.3                United States, the USA  PATRIOT Act, and all other
                           present and future federal, state and local laws, ordinances, regulations, policies, lists and any other requirements of any governmental authority addressing or in any way relating to terrorist acts and acts of war.

BUSINESS ENTITY            A business organization like a corporation, limited
Section 1.5                liability company or  partnership.

CLAIMS                     All obligations, damages (actual, consequential or
Section 12.3               otherwise) and costs reasonably incurred in the
                           defense of any claim against any of the Indemnified
                           Parties, including, without limitation, reasonable accountants', arbitrators', attorneys' and expert witness fees, costs of investigation and proof of facts, court costs, other expenses of litigation, arbitration or alternative dispute resolution and travel and living expenses.

COMPETITIVE BUSINESS       Any business or facility owning, operating or
Section 8                  managing, or granting franchises or licenses to
                           others to do so, any Restaurant or food service facility that offers casual dining and take-out of sandwiches, salads or any type of deli foods and beverages (other than a RAGIN' RIBS(SM) Restaurant operated under a franchise agreement with us) that features barbecue and/or ribs as more than 25% of the menu.

         TERM                                DEFINITION
         ----                                ----------

CONFIDENTIAL               Certain confidential information that we have
INFORMATION                developed relating to the development and operation
Section 7.1                of RAGIN' RIBS(SM) Restaurants, which includes (a)
                           the System and the know-how related to its use; (b) plans, specifications, size and physical characteristics of RAGIN' RIBS(SM) Restaurant; (c) site selection criteria, land use and zoning techniques and criteria; (d) methods in obtaining licensing and meeting regulatory requirements; (e) sources and design of equipment, furniture, forms, materials and supplies; (f) marketing, advertising and promotional programs for RAGIN' RIBS(SM)
                           Restaurants; (g) staffing and delivery methods and techniques for personal services; (h) the selection, testing and training of personnel for RAGIN' RIBS(SM)
                           Restaurants; (i) the recruitment, qualification and investigation methods to secure employment for employment candidates; (j) any computer software we make available or recommend for RAGIN' RIBS(SM)
                           Restaurants; (k) methods, techniques, formats, specifications, procedures, information and systems related to and knowledge of and experience in the development, operation and franchising of RAGIN'
                           RIBS(SM) Restaurants; (l) knowledge of specifications for and suppliers of certain products, materials, supplies, furniture, furnishings and equipment; (m) recipes, formulas, preparation methods and serving techniques; and (n) knowledge of operating results and financial performance of RAGIN' RIBS(SM)
                           Restaurants other than those operated by you (or your affiliates); (o) e-commerce related data.

CONTROL                    The power to direct or cause the direction of
Section 13.16              management and policies.

DEVELOPER                  You; one or more persons, a Business Entity, as the
Introduction               case may be.

DEVELOPMENT AREA           The specific geographic area in which you are granted
Section 1.1                the right to develop RAGIN'RIBS(SM) Restaurants.

DEVELOPMENT PERIOD         The time periods within which the Restaurants must be
Section 3.2                developed under the Development Schedule.

DEVELOPMENT SCHEDULE       The schedule designating the required number of
Section 3.2                restaurants to be opened within each year of the
                           Development Period.

DISABILITY                 A mental or physical disability, impairment or
Section 9.5                condition that is reasonably  expected to prevent or
                           actually does prevent you or an owner of a controlling interest in you from managing and operating the Restaurant.

EFFECTIVE DATE             Date of this Agreement.
Introductory Paragraph

FAMILY MEMBER              Parents, spouses, offspring and siblings, and the
Section 13.16              parents and siblings of spouses.

         TERM                                DEFINITION
         ----                                ----------

FRANCHISE AGREEMENT(S)     The franchise agreements between you and us to
Section 2.1                operate RAGIN' RIBS(SM) Restaurants.


IMPROVEMENTS               Ideas, concepts, methods, techniques or improvements
Section 7.2                relating to your Restaurant that you or your
                           personnel may develop in the course of the operation of your Restaurant.

INDEMNIFIED PARTIES        Us, our affiliates and our respective shareholders,
Section 12.3               directors, officers, employees, agents, successors
                           and assignees that you must agree to indemnify, defend and hold harmless against and to reimburse any one or more of for all claims, obligations and damages and any and all taxes and any and all claims and liabilities directly or indirectly arising out of the Restaurant's operation (even if our negligence is alleged) or your breach of this Agreement.

MARKS                      Certain trademarks, trade names, service marks,
Section 1.1                and other commercial symbols used in the operation of
                           the Restaurants including the trade and service mark, "RAGIN' RIBS(SM) and design," "RAGIN' RIBS(SM)" and associated logos, Art, copyrighted works, designs, artwork and trade dress, trademarks, service marks, commercial symbols and e-names that we create, commission, use, promote and license or may create, commission, use and license.

OWNER                      Any person holding a direct or indirect, legal or
Section 13.16              beneficial ownership interest or voting rights in
                           another person (or a transferee of this Agreement or an interest in you), including any person who has a direct or indirect interest in you or this Agreement and any person who has any other legal or equitable interest, or the power to vest in himself any legal or equitable interest, in the revenue, profits, rights or assets.

PERSON                     Any individual or Business Entity.
Section 13.16

RAGIN' RIBS(SM)            A unique restaurant service concept called "home meal
RESTAURANTS                replacement" operating under the Marks and our
Section 1.1                System.

RESTAURANT                 Restaurants that operate under the "RAGIN' RIBS(R)"
Section 1.1                name.

SECTION                    A section or subsection of this Agreement.
Section 13.16

SYSTEM                     The distinctive business formats, methods,
Section 1.1                procedures, designs, layouts, signs, equipment,
                           menus, recipes, trade dress, standards and specifications and the Marks under which the Restaurants operate, all of which we (or our affiliates) may improve, further develop or otherwise modify from time to time.

         TERM                                DEFINITION
         ----                                ----------

TRANSFER                   Your (or your owners') voluntary, involuntary, direct
Section 9.2                or indirect assignment, sale, gift or other
                           disposition of any interest in: (1) this Agreement;
                           (2) you; or (3) the Restaurant.

                                   EXHIBIT "B"
                                     TO THE
                           RAGIN' RIBS FRANCHISE CORP.
                               FRANCHISE AGREEMENT
                             DATED DECEMBER 6, 2003
                                      WITH

                                 JONATHON MASSIE
--------------------------------------------------------------------------------
                               (NAME OF DEVELOPER)


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